Voting Agreement

Agreement dated as of the 20th day of August, 1997 by and between Eurotech, Ltd, A USA District of Columbia Corporation with offices located at 1200 Prospect Street suite 425, San Diego, California, USA 92037 ("EURO) and C. Sokolinsky and
V. Rosenband (THE AUTHOR) located in Israel at ________________________________.

WITNESSETH

Whereas THE AUTHOR has presented certain scientific-technical ideas and has formed along with the other entities an Israeli start-up company named Remptech (START-UP) with the intent to further research and develop the said ideas into the marketable technologies and later to implement this development into industrial applications,

Whereas EURO has initiated and funded the search and selection of the technology on which THE START-UP is formed and EURO will undertake the responsibilities for the future marketing, licensing and industrial implementation of the developed technology and,

Whereas EURO has committed to provide for the necessary funding of the START-UP operations and be exclusively responsible for the introduction of the developed technology and corresponding products to the world market

Whereas THE AUTHOR holds 50% (fifty percent) of the equity in the START-UP at the time of the formation and THE AUTHOR would like to yield the decisions on the marketing and major operational issues of the START-UP to EURO

NOW, THEREFORE in consideration of the mutual covenants herein contained and of the mutual benefits herein provided EURO and THE AUTHOR have agreed as follows:

1. Commitment to the mutual voting position - yield of the voting rights. THE AUTHOR has agreed that he will yield his voting rights as a 50% shareholder of the START-UP to EURO or its representative regardless whether EURO representative is on the Board of Directors of the START-UP or not. THE AUTHOR will take written instruction from EURO on THE AUTHOR's voting position on the issues related to the strategic decisions made by the Board of Directors of THE START-UP such as but not limited to the issue of the shares, sales of the shares, appointment of the officers of the START-UP, signing of the major contracts, licensing of the technology, etc.

2.    Term.

      The term of this agreement shall be for the life of the START-UP with transfer of the status quo as appropriate to the successor of the STAR-UP if and when such a transfer takes place and in which THE AUTHOR will have the equity share.

3.    Other Arrangements

      This Agreement does not preclude from making any other arrangement between EURO and THE AUTHOR in the course of conducting mutual business.

4.    Complete agreement

      This Agreement supersedes any other and all prior written or oral other agreements between EURO and THE AUTHOR made on the subject of this agreement.

5.    Governing Law

      All disputes and claims between the parties in connection with this agreement shall be settled at the competent court of New York City, USA and the parties to this agreement shall submit themselves to the jurisdiction of such a court.

6.    Penalties

      THE AUTHOR agrees that if he votes against or differently from the position taken by EURO and such voting results into direct or indirect financial losses of EURO or damages marketing position of EURO or causes any other setbacks for EURO THE AUTHOR will be liable to cover such losses by transferring the EURO without compensation all the equity held by THE AUTHOR in THE START-UP as a minimum to cover said losses. THE AUTHOR realizes that such a transfer may or may not fully compensate EURO for the said losses and THE AUTHOR can be further held liable and sued in the court of law.

7.    General

      Any amendments to this agreement shall be binding upon the parties only if mutually agreed upon in writing and signed by both parties to this agreement. Any provision herein which is found to be illegal, invalid and unenforceable under any applicable provision of the laws in effect in Israel or with respect thereto, shall be amended to the extent required to render this agreement valid, legal and enforceable under such laws and such amendments shall not affect the basic rights and obligation of the parties to this agreement and the basic intent of this agreement as given in paragraph 1, 2 and


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

      In witness whereof, EURO and THE AUTHOR have executed this Agreement as of the date first above written


/s/ C. Sokolinsky
/s/ V. Rosenband                          /s/ Randolph A. Graves, Jr.
--------------------------------          ---------------------------------
THE AUTHOR
by _____________________________          EURO
                                          By Dr. Randolph A. Graves, Jr.
                                          CEO and Chairman of the Board


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